EX 2.5

PURCHASE AGREEMENT

by and among

GEORGIA-PACIFIC CORPORATION,

WTM I COMPANY,

CHESAPEAKE CORPORATION

and

GEORGIA-PACIFIC TISSUE, LLC

January 21, 2001

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1.1. Affiliate

1.2. Agreement

1.3. Closing

1.4. Closing Date

1.5. Closing Settlement Statement

1.6. Code

1.7. Company

1.8. CSK's Closing Certificate

1.9. Effective Time

1.10. Final Purchase Price

1.11. G-P's Closing Certificate

1.12. HSR Act

1.13. Indemnity Agreement

1.14. Initial Purchase Price

1.15. IRS

1.16. Joint Venture Agreement

1.17. Law

1.18. Lien

1.19. Losses

1.20. Operating Agreement

1.21. Operating Period Liabilities

1.22. Person

1.23. SCA

1.24. SCA Agreement

1.25. Transaction Documents

1.26. Transition Services Agreement

1.27. Units

1.28. WTM's Closing Certificate

ARTICLE II PURCHASE AND SALE

2.1. Purchase and Sale; Payment of Initial Purchase Price.

2.2. Settlement of Final Purchase Price.

2.3. Operating Agreement.

2.4. Amendment of Joint Venture Agreement.

2.5. Termination of Indemnity Agreement.

2.6. Termination of Transition Services Agreement.

ARTICLE III CONSENT OF CSK AND PAYMENT BY G-P

3.1. Consent and Payment.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CSK AND WTM

4.1. Organization of CSK and WTM.

4.2. Authorization; Enforceability; No Violation.

4.3. Title to Units.

4.4. No Litigation.

4.5. Brokers or Finders Fees.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF G-P

5.1. Organization of G-P.

5.2. Authorization; Enforceability; No Violation.

5.3. No Litigation.

5.4. Brokers or Finders Fees.

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1. Organization of the Company.

6.2. Authorization; Enforceability; No Violation.

6.3. No Litigation.

6.4. Brokers or Finders Fees.

ARTICLE VII CERTAIN UNDERSTANDINGS AND AGREEMENTS

7.1. Certain Obligations Related to Joint Venture Agreement.

7.2. Commercially Reasonable Efforts.

7.3. Public Announcements.

7.4. HSR Act Filing.

7.5. Additional Instruments.

7.6. Mutual Release.

7.7. Special CSK Retained Liability.

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

8.1. G-P and the Company's Conditions Precedent.

8.2. CSK and WTM's Conditions Precedent.

ARTICLE IX INDEMNIFICATION

9.1. G-P's Indemnity.

9.2. CSK's and WTM's Indemnity.

ARTICLE X TERMINATION

10.1. Termination.

10.2. Rights on Termination; Waiver.

ARTICLE XI MISCELLANEOUS

11.1. Entire Agreement; Amendment.

11.2. Expenses.

11.3. Governing Law; Consent to Jurisdiction.

11.4. Assignment.

11.5. Notices.

11.6. Counterparts; Headings.

11.7. Interpretation.

11.8. Severability.

11.9. No Reliance.

11.10. Parties in Interest.

11.11. Specific Performance.

EXHIBITS

EXHIBIT A Mutual Release

PURCHASE AGREEMENT

PURCHASE AGREEMENT, made as of January 21, 2001, by and among Georgia-Pacific Corporation, a Georgia corporation ("G-P"), WTM I Company, a Delaware corporation ("WTM"), Chesapeake Corporation, a Virginia corporation ("CSK"), and Georgia-Pacific Tissue, LLC, a Delaware limited liability company (the "Company").

WHEREAS, G-P and WTM are parties to that certain Operating Agreement, dated as of October 4, 1999 (the "Operating Agreement"), of the Company; and

WHEREAS, WTM owns five Units (the "Units") representing Interests (as defined in the Operating Agreement) in the Company; and

WHEREAS, WTM desires to sell, and G-P desires to purchase, the Units, subject to all of the terms and conditions of this Agreement; and

WHEREAS, CSK is the sole stockholder of WTM and the sale of the Units to
G-P requires the consent of CSK pursuant to Section 271 of the Delaware General Corporation Law; and

WHEREAS, the parties hereto wish to provide for the payment (as consideration of such consent of CSK) by G-P to CSK of an amount sufficient to pay an agreed upon portion of CSK's tax liabilities resulting from the sale of the Units to G-P, subject to all of the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I
DEFINITIONS

  When used in this Agreement, the following terms shall have the meanings specified:

                    1.1.Affiliate

    shall mean, as to any Person, any other Person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

    1.2.Agreement

    shall mean this Purchase Agreement, together with the Exhibit attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

    1.3.Closing

    shall mean the closing of the transactions contemplated by this Agreement to be held on the Closing Date, simultaneously with the closing contemplated in the SCA Agreement, at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia.

    1.4.Closing Date

    shall have the meaning specified in the SCA Agreement.

    1.5.Closing Settlement Statement

    shall mean the statement showing, in reasonable detail, the calculation of (i) the final sales price for the sale of 100% of the Company's membership interests to SCA pursuant to the SCA Agreement (including any post-closing purchase price adjustments contemplated therein), and (ii) G-P's direct out-of-pocket transaction costs related thereto, as delivered by G-P to WTM in accordance with Section 2.2 hereof (the amount equal to (i) minus (ii) being referred to as the "Net Sale Price" for purposes of Section 2.2 hereof).

    1.6.Code

    shall mean the Internal Revenue Code of 1986, as amended.

    1.7.Company

    shall have the meaning ascribed to such term in the Recitals hereof.

                    1.8.CSK's Closing Certificate

    shall mean the certificate of an officer of CSK as to the satisfaction of the conditions to Closing set forth in Section 8.1 hereof and otherwise in customary form.

    1.9.Effective Time

    shall mean 12:01 a.m., Eastern Time, on the Closing Date.

    1.10.Final Purchase Price

    shall mean the Initial Purchase Price adjusted pursuant to Section 2.2 hereof.

    1.11.G-P's Closing Certificate

    shall mean the certificate of an officer of G-P as to the satisfaction of the conditions to Closing set forth in Section 8.2 hereof and otherwise in customary form.

    1.12.HSR Act

    shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. 18a), as amended.

    1.13.Indemnity Agreement

    shall mean that certain Second Amended and Restated Indemnity Agreement, dated as of May 1, 2000, between G-P and WTM.

    1.14.Initial Purchase Price

    shall mean $41.0 million.

    1.15.IRS

    shall mean the Internal Revenue Service.

    1.16.Joint Venture Agreement

    shall mean that certain Joint Venture Agreement, dated as of October 4, 1999, among G-P, WTM, CSK and the Company.

    1.17.Law

    shall mean any federal, state, local, domestic, foreign or other laws, rules, regulations and ordinances, and all binding orders, writs, judgments, requirements, policies and decrees of any governmental or political subdivision or any agency thereof, or of any court or similar Person established for any such governmental or political subdivision or agency thereof.

    1.18.Lien

    shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claim, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, covenants, conditions, restrictions, leases, subleases, licenses, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

    1.19.Losses

    shall have the meaning ascribed to such term in Section 9.1((a)) hereof.

    1.20.Operating Agreement

    shall have the meaning ascribed to such term in the Recitals hereof.

    1.21.Operating Period Liabilities

    shall mean all debts, liabilities, commitments or obligations whatsoever, whether known or unknown, fixed or contingent, relating to the Company and its operations during the period from and including October 4, 1999, up to and including the Closing Date.

    1.22.Person

    shall mean an individual, a corporation, a partnership, an association, a trust, a limited liability company, a governmental authority or any other entity or organization.

    1.23.SCA

    shall mean Svenska Cellulosa Aktiebolage SCA (publ), a Swedish corporation.

    1.24.SCA Agreement

    shall mean the Securities Purchase Agreement, dated the date hereof, by and among G-P, SCA and certain other parties specified therein, relating to the sale of 100% of the membership interests in the Company to an Affiliate of SCA.

    1.25.Transaction Documents

    shall mean this Agreement, the Indemnity Agreement, the Joint Venture Agreement and those agreements and instruments to be executed and delivered as provided herein, including, without limitation, the Mutual Release.

    1.26.Transition Services Agreement

    means that certain Transition Services Agreement, dated as of October 4, 1999, by and between CSK and the Company.

    1.27.Units

    shall have the meaning ascribed to such term in the Recitals hereof.

    1.28.WTM's Closing Certificate

  shall mean the certificate of an officer of WTM as to the satisfaction of the conditions to Closing set forth in Section 8.1 hereof and otherwise in customary form.

ARTICLE II
PURCHASE AND SALE

                    2.1.Purchase and Sale; Payment of Initial Purchase Price.

      Sale and Transfer. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement and effective as of the Effective Time, WTM hereby agrees to sell, convey, transfer, deliver and assign to G-P, and G-P hereby agrees to purchase and accept from WTM, the Units, free and clear of all Liens.
      Payment of Initial Purchase Price. At the Closing, in consideration of WTM's sale, conveyance, transfer, delivery and assignment of the Units, G-P shall pay the Initial Purchase Price to WTM by wire transfer of immediately available funds.

    2.2.Settlement of Final Purchase Price.

      As soon as practicable, and in any event within 5 days following the delivery of the Final Closing Balance Sheet and the Final PWC Report (each as defined in the SCA Agreement), G-P shall prepare, certify and deliver to WTM the Closing Settlement Statement. If the Net Sale Price indicated on the Closing Settlement Statement is greater than $835 million (an "Excess"), G-P shall pay an amount equal to the product of the Excess times .05 to WTM by wire transfer of immediately available funds within three days following delivery of the Closing Settlement Statement. If the Net Sale Price indicated on the Closing Settlement Statement is less than $835 million (a "Shortfall"), WTM shall pay an amount equal to the product of the Shortfall times .05 to G-P by wire transfer of immediately available funds within three days following delivery of the Closing Settlement Statement. Any payments pursuant to this Section shall be accompanied with interest thereon at a rate per annum equal to the prime rate (as set forth in the "Money Rates" section of The Wall Street Journal) from the Closing Date to the date of payment.
      In the event of a dispute between the parties with respect to the Closing Settlement Statement or the Net Sale Price calculation, the parties agree to use their commercially reasonable efforts and negotiate in good faith to resolve any such disputes.

    2.3.Operating Agreement.

      Pursuant to Section 7.4 of the Operating Agreement and effective as of the Effective Time, upon the consummation of the transactions contemplated herein, WTM shall cease to be a Member (as such term is defined in the Operating Agreement) of the Company. To the extent necessary or appropriate, the parties agree to amend the Operating Agreement to reflect that WTM has ceased to be a Member. The parties agree that, for purposes of determining WTM's distributive share of partnership items with respect to the Company for federal income tax purposes, G-P shall cause the Company to close its books as of the Effective Time. CSK and G-P acknowledge that, upon the sale of the Units pursuant hereto, the existing partnership comprised by the Company shall terminate for federal income tax purposes. G-P agrees that it will not, nor will it permit any of its Affiliates to, take any action as Tax Matters Member (as such term is defined in the Operating Agreement) or otherwise with respect to periods prior to the Effective Time that is inconsistent with the Operating Agreement as in effect on the date hereof.
      At the Closing and effective as of the Effective Time, G-P, WTM, and the Company agree that the Operating Agreement shall be amended to delete Sections 3.15, 3.16 and 3.17 thereof; provided, however, that neither G-P nor the Company will take any action inconsistent with the position that the transfer of the WISCO Contributed Assets (as defined in the Operating Agreement) to the Company was solely a nonrecognition transaction pursuant to Section 721(a) of the Code.
      At the Closing and effective as of the Effective Time, G-P and WTM shall execute a mutually agreed upon form of release, pursuant to which each shall release the other from any claims arising by virtue of their respective Affiliates having been managers of the Company; provided, however, that such release shall in no way limit or otherwise affect in any way the parties' respective obligations undertaken under or pursuant to this Agreement (including, without limitation, Sections 2.4, 9.1 and 9.2 hereof).

    2.4.Amendment of Joint Venture Agreement.

    At the Closing and effective as of the Effective Time, G-P, WTM, CSK and the Company agree that the Joint Venture Agreement shall be amended to: (a) release the Company from all of its rights and obligations thereunder arising from and after the Closing Date; (b) delete Sections 7.2(a)(i) and 7.3(a)(i) thereof; and (c) amend Section 7.2(a)(ii) thereof to read, in its entirety, "the G-P Retained Liabilities, the G-P Assumed Liabilities, and the WISCO Assumed Liabilities".

    2.5.Termination of Indemnity Agreement.

    At the Closing and effective as of the Effective Time, G-P and WTM agree that the Indemnity Agreement shall be terminated, and neither WTM nor CSK shall have any obligation to any party thereunder.

    2.6.Termination of Transition Services Agreement.

  At the Closing and effective as of the Effective Time, CSK, G-P and the Company agree that the Transition Services Agreement shall be terminated, and neither CSK, G-P, nor the Company shall have any obligation to any party thereunder (except for amounts, if any, due in accordance with the terms thereof for services rendered prior to such termination).

ARTICLE III
CONSENT OF CSK AND PAYMENT BY G-P

           3.1.Consent and Payment.

  At the Closing, and notwithstanding anything contained in the Operating Agreement to the contrary, including, without limitation, Section 3.15 thereof, and in consideration of CSK's consent to WTM's sale of the Units to G-P and to compensate CSK for an agreed upon portion of the increase in its consolidated income tax liability and other tax liabilities resulting from such sale, and upon all of the terms and subject to all of the conditions of this Agreement, G-P shall pay to CSK $196.0 million by wire transfer of immediately available funds. Notwithstanding anything contained in the Operating Agreement to the contrary, the parties acknowledge and agree that the payment contemplated by this Section 3.1 shall be the sole payment required from G-P or the Company in connection with CSK's consent to WTM's sale of the Units to G-P and the increase in CSK's consolidated income tax liability and other tax liabilities resulting from such sale.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF CSK AND WTM

  CSK and WTM hereby, jointly and severally, represent and warrant to the other parties hereto that:

                     4.1.Organization of CSK and WTM.

    WTM is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware. CSK is a corporation duly organized and validly existing and in good standing under the Laws of the Commonwealth of Virginia. Each of CSK and WTM has the corporate power to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party, and to carry on its business as now being conducted.

    4.2.Authorization; Enforceability; No Violation.

    The execution, delivery and performance by each of CSK and WTM of this Agreement and the other Transaction Documents and each conveyance, assignment, agreement and other document herein contemplated to be executed by CSK or WTM, have been duly authorized by all necessary corporate action of CSK or WTM. This Agreement and the other Transaction Documents and each conveyance, assignment, agreement and other document herein contemplated to be executed, delivered and performed by CSK or WTM are, or will be upon execution, the legal, valid and binding obligations of CSK or WTM, as the case may be, duly enforceable against CSK or WTM in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and each conveyance, assignment, agreement and other document herein contemplated to be executed, delivered and performed by CSK or WTM (a) do not and will not conflict with or violate any Law binding on CSK or WTM or their respective Articles or Certificate of Incorporation or bylaws and (b) do not and will not constitute a violation or breach of any material permit, lease, indenture, mortgage, agreement, contract or other obligation or restriction to which CSK or WTM may be bound. Except for any necessary filings under the HSR Act, no consent of any other person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by CSK or WTM in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

    4.3.Title to Units.

    WTM owns good and valid title to the Units, free and clear of any and all Liens. WTM has made no assignment or transfer of or otherwise encumbered the Units or any portion thereof. Upon (a) the transfer of the Units to G-P, and (b) G-P's payment of the Initial Purchase Price therefor, good and valid title to the Units, free and clear of all Liens, shall pass to G-P.

    4.4.No Litigation.

    There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending, or, to the knowledge of CSK and WTM, threatened, (a) relating to the Units or (b) relating to or against CSK or WTM that may affect in any adverse manner the ability of CSK or WTM to execute, deliver and perform this Agreement and the other Transaction Documents to which CSK or WTM is a party.

    4.5.Brokers or Finders Fees.

  No obligation or liability, contingent or otherwise, for brokers or finders fees created by CSK or WTM with respect to the matters provided for in this Agreement and the other Transaction Documents to which CSK or WTM is a party shall be imposed upon the other parties hereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF G-P

  G-P hereby represents and warrants to the other parties hereto that:

                    5.1.Organization of G-P.

    G-P is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia. G-P has the corporate power to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party, and to carry on its business as now being conducted.

                    5.2.Authorization; Enforceability; No Violation.

    The execution, delivery and performance by G-P of this Agreement and the other Transaction Documents to which it is a party and each conveyance, assignment, agreement and other document herein contemplated to be executed by G-P have been duly authorized by all necessary corporate action of G-P. This Agreement and the other Transaction Documents and each conveyance, assignment, agreement and other document herein contemplated to be executed, delivered and performed by G-P are, or will be upon execution, the legal, valid and binding obligations of G-P, duly enforceable against G-P in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and each conveyance, assignment, agreement and other document herein contemplated to be executed, delivered and performed by G-P (a) do not and will not conflict with or violate any Law binding on G-P or G-P's Articles of Incorporation or bylaws and (b) do not and will not constitute a violation or breach of any material permit, lease, indenture, mortgage, agreement, contract or other obligation or restriction to which G-P may be bound. Except for any necessary filings under the HSR Act, no consent of any other person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by G-P in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                    5.3.No Litigation.

    There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending, or, to the knowledge of G-P, threatened, relating to or against G-P that may affect in any adverse manner the ability of G-P to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party.

                    5.4.Brokers or Finders Fees.

  No obligation or liability, contingent or otherwise, for brokers or finders fees created by G-P with respect to the matters provided for in this Agreement and the other Transaction Documents to which G-P is a party shall be imposed upon the other parties hereto.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company hereby represents and warrants to the other parties hereto that:

                    6.1.Organization of the Company.

    The Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has the power to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party, and to carry on its business as now being conducted.

                    6.2.Authorization; Enforceability; No Violation.

    The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and each agreement and other document herein contemplated to be executed by the Company have been duly authorized by all necessary limited liability company action of the Company. This Agreement and the other Transaction Documents and each agreement and other document herein contemplated to be executed, delivered and performed by the Company are, or will be upon execution, the legal, valid and binding obligations of the Company, duly enforceable against the Company in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and each agreement and other document herein contemplated to be executed, delivered and performed by the Company (a) do not and will not conflict with or violate any Law binding on the Company or the Company's Certificate of Formation or the Operating Agreement and (b) do not and will not constitute a violation or breach of any material permit, lease, indenture, mortgage, agreement, contract or other obligation or restriction to which the Company may be bound. Except for any necessary filings under the HSR Act, no consent of any other person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                    6.3.No Litigation.

    There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending, or, to the knowledge of the Company, threatened, (a) relating to the Units or (b) relating to or against the Company that may affect in any adverse manner the ability of the Company to execute, deliver and perform this Agreement and the other Transaction Documents to which the Company is a party.

                    6.4.Brokers or Finders Fees.

  No obligation or liability, contingent or otherwise, for brokers or finders fees created by the Company with respect to the matters provided for in this Agreement and the other Transaction Documents to which the Company is a party shall be imposed upon the other parties hereto.

ARTICLE VII
CERTAIN UNDERSTANDINGS AND AGREEMENTS

                    7.1.Certain Obligations Related to Joint Venture Agreement.

    The parties understand that Sections 5.3, 5.5, 5.7 and 5.9 of the Joint Venture Agreement include certain obligations of the Company to WTM (including, without limitation, obligations related to reasonable cooperation, reasonable access and maintenance of books and records). The parties agree that, upon the release of the Company from its post-Closing obligations under the Joint Venture Agreement pursuant to Section 2.4 hereof, WTM shall no longer look to the Company for the performance of such obligations. Instead, the parties agree that, at the request of WTM to G-P, G-P shall perform (or cause to be performed) all such obligations in the place and stead of the Company, and WTM shall look solely to G-P for the performance of such obligations. G-P agrees to obtain all necessary rights from the Company, SCA or SCA's Affiliates (pursuant to the SCA Agreement or otherwise) to enable G-P to perform its obligations under this Section.

                    7.2.Commercially Reasonable Efforts.

    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of each party to this Agreement shall take all such action

    7.3.Public Announcements.

    The parties hereto will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated herein, and shall not issue any such press release or make any such public statement prior to such consultation or as to which any other party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

                    7.4.HSR Act Filing.

    To the extent required and as soon as practicable after the execution of this Agreement, G-P and WTM shall make any required filings under the HSR Act with respect to the transactions contemplated herein. G-P, as the acquiring person, agrees to pay the filing fee assessed with respect to any such filing.

                    7.5.Additional Instruments.

    At any time and from time to time after the Closing Date, at the request of any party hereto and without further consideration, each party hereto shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as any party hereto may reasonably deem necessary or desirable in order to more effectively transfer, convey, and assign to G-P, and confirm G-P's title to and interest in, the Units and the consummation of the transactions contemplated herein.

                    7.6.Mutual Release.

    At the Closing and effective as of the Effective Time, CSK, WTM and the Company agree to execute and deliver the Mutual Release in the form attached hereto as Exhibit A.

                    7.7.Special CSK Retained Liability.

  Notwithstanding anything contained herein to the contrary, nothing in this Agreement is intended to limit or otherwise affect in any way the obligations of CSK and WTM under Sections 5.9 and 7.3(a)(ii) of the Joint Venture Agreement.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

                    8.1.G-P and the Company's Conditions Precedent.

    Each and every obligation of G-P and the Company to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing, or waiver by G-P and the Company, of the following express conditions precedent:

      Compliance with Agreement. CSK and WTM shall have performed and complied in all material respects with all of their respective obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.
      Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by CSK and WTM in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to G-P and the Company.
      No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.
      Representations and Warranties. The representations and warranties made by CSK and WTM in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.
      Antitrust Filings. The HSR Act and the regulations promulgated thereunder shall have been complied with, and all waiting periods under the HSR Act shall have expired or been terminated.
      Deliveries at Closing.
        WTM's Deliveries. At the Closing, WTM shall deliver the following items to G-P, each properly executed and dated as of the Closing Date: (A) WTM's Closing Certificate, (B) the certificate evidencing the Units, duly endorsed for transfer to G-P, (C) the resignation of those managers of the Company designated by G-P pursuant to Section 4.2 of the Operating Agreement, (D) a certificate of the corporate secretary (or equivalent official) of WTM as to such matters as may reasonably be requested by G-P, (E) the amendment of the Joint Venture Agreement contemplated by Section 2.4 hereof, (F) the amendment to the Operating Agreement contemplated by Section 2.3 hereof and (G) the Mutual Release, in the form of Exhibit A hereto.
        CSK's Deliveries.At the Closing, CSK shall deliver the following items to G-P, each properly executed and dated as of the Closing Date: (A) CSK's Closing Certificate, (B) a certificate of the corporate secretary (or equivalent official) of CSK as to such matters as may reasonably be requested by G-P, (C) the amendment of the Joint Venture Agreement contemplated by Section 2.4 hereof and (D) the Mutual Release, in the form of Exhibit A hereto.

                    8.2.CSK and WTM's Conditions Precedent.

    Each and every obligation of CSK and WTM to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing, or waiver by CSK and WTM, of the following express conditions precedent:

      Compliance with Agreement. G-P and the Company shall have performed and complied in all material respects with all of their respective obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.
      Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by G-P and the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to CSK and WTM.
      No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.
      Representations and Warranties. The representations and warranties made by G-P and the Company in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.
      Antitrust Filings. The HSR Act and the regulations promulgated thereunder shall have been complied with, and all waiting periods under the HSR Act shall have expired or been terminated.
      Deliveries at Closing.
        G-P's Deliveries. At the Closing, G-P shall deliver the following items to CSK and WTM, each properly executed and dated as of the Closing Date: (A) G-P's Closing Certificate, (B) a certificate of the corporate secretary (or equivalent official) of G-P as to such matters as may reasonably be requested by CSK and WTM, (C) the amendment of the Joint Venture Agreement contemplated by Section 2.4 hereof and (D) the amendment to the Operating Agreement contemplated by Section 2.3 hereof. In addition, G-P shall (i) pay the Initial Purchase Price to WTM at the Closing in accordance with Section 2.1(b) hereof and (ii) make the payment contemplated by Section 3.1 hereof to CSK at the Closing in accordance with Section 3.1 hereof.
        Company's Deliveries. At the Closing, the Company shall deliver the following items to CSK and WTM, each properly executed and dated as of the Closing Date: (A) the amendment to the Joint Venture Agreement contemplated by Section 2.4 hereof and (B) the Mutual Release, in the form of Exhibit A hereto.

ARTICLE IX
INDEMNIFICATION

                    9.1.G-P's Indemnity.

      G-P hereby agrees to indemnify and hold CSK and WTM harmless from and against, and defend promptly CSK and WTM from, and reimburse CSK and WTM for, any and all losses, damages, costs, expenses, judgments, penalties or fines (whether civil or criminal), liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that CSK or WTM, or any Affiliate of CSK or WTM, may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by G-P or the Company in or pursuant to this Agreement or any other agreement or instrument delivered by G-P or the Company at the Closing, (ii) any failure of G-P or the Company to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or any other agreement or instrument delivered by G-P or the Company at the Closing, (iii) any claims against WTM or CSK relating to, arising from or in connection with the Indemnity Agreement, and (iv) the Operating Period Liabilities.
      In the event a claim against CSK or WTM arises that CSK or WTM reasonably believe is covered by the indemnity provisions of Section 9.1((a)) of this Agreement, notice shall be given promptly by CSK or WTM to G-P containing detail reasonably sufficient for G-P to identify the nature and basis of the claim. Provided that G-P admits in writing to CSK and WTM that such claim is covered by the indemnity provisions of Section 9.1((a)) hereof, G-P shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless CSK and WTM agree to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of G-P; provided, however, that G-P may not effect any settlement that could result in any cost, expense or liability to CSK or WTM unless CSK and WTM consent in writing to such settlement and G-P agrees to indemnify CSK and WTM therefor. CSK or WTM may select counsel to participate with G-P's counsel in any such defense, in which event CSK or WTM's counsel shall be at their respective sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                    9.2.CSK's and WTM's Indemnity.

      CSK and WTM hereby, jointly and severally, agree to indemnify and hold G-P harmless from and against, and defend promptly G-P from, and reimburse G-P for, any and all Losses that G-P or any Affiliate of G-P may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by CSK or WTM in or pursuant to this Agreement or any other agreement or instrument delivered by CSK or WTM at the Closing, and (ii) any failure of CSK or WTM to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or any other agreement or instrument delivered by CSK or WTM at the Closing.
      In the event a claim against G-P arises that G-P reasonably believes is covered by the indemnity provisions of Section 9.2(a) of this Agreement, notice shall be given promptly by G-P to CSK and WTM containing detail reasonably sufficient for CSK and WTM to identify the nature and basis of the claim. Provided that CSK and WTM admit in writing to G-P that such claim is covered by the indemnity provisions of Section 9.2(a) hereof, CSK and WTM shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless G-P agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of CSK and WTM; provided, however, that CSK and WTM may not effect any settlement that could result in any cost, expense or liability to G-P unless G-P consents in writing to such settlement and CSK and WTM agree to indemnify G-P therefor. G-P may select counsel to participate with CSK's and WTM's counsel in any such defense, in which event G-P's counsel shall be at its sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

ARTICLE X
TERMINATION

                 10.1.Termination.

    (a) This Agreement shall automatically terminate upon any termination of the SCA Agreement prior to Closing.

    (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date as follows: (i) by mutual written agreement of the parties hereto, or (ii) by any of the parties hereto if the Effective Time shall not have occurred on or before June 30, 2001, unless such delay is caused solely by the failure of the conditions set forth in Sections 8.1((e)) or 8.2(e), in which event the relevant date shall be three business days after the requirements of the HSR Act have been satisfied; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur prior to such date.

                10.2.Rights on Termination; Waiver.

  If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under or pursuant to this Agreement shall terminate. If any of the conditions set forth in Section 8.1 of this Agreement have not been satisfied, G-P and the Company may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Section 8.2 of this Agreement have not been satisfied, WTM and CSK may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. Notwithstanding anything contained herein, the election by a party hereto to terminate this Agreement pursuant to Section 10.1 shall not in any way affect the rights of such party against the other parties for any breach or default under this Agreement.

ARTICLE XI
MISCELLANEOUS

                   11.1.Entire Agreement; Amendment.

    This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other parties. The representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

                    11.2.Expenses.

    Except as otherwise specifically provided herein, G-P shall reimburse CSK and WTM, from time to time upon demand, for CSK's and WTM's actual and reasonable out-of-pocket fees and expenses (including, without limitation, the fees and expenses of CSK's and WTM's counsel, accountants and other experts) incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

                    11.3.Governing Law; Consent to Jurisdiction.

      THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person or such parties and over the subject matter of such dispute and agree that delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 11.3.

                    11.4.Assignment.

    This Agreement and each party's respective rights hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the other parties.

                    11.5.Notices.

    All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other party, (b) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

    If to G-P:

    Georgia-Pacific Corporation

    133 Peachtree Street, N.E.

    Atlanta, Georgia 30303

    Attn: General Counsel

    Facsimile: (404) 230-7543

    If to WTM:

    WTM I Company

    c/o Chesapeake Corporation

    1021 East Cary Street

    Richmond, Virginia 23218

    Attn: General Counsel

    Facsimile: (804) 697-1192

    If to CSK:

    Chesapeake Corporation

    1021 East Cary Street

    Richmond, Virginia 23218

    Attn: General Counsel

    Facsimile: (804) 697-1192

    If to the Company:

    Georgia-Pacific Tissue, LLC

    55 Park Place

    Atlanta, Georgia 30303

    Attn: President

    Facsimile: (404) 230-1763

                    11.6.Counterparts; Headings.

    This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                    11.7.Interpretation.

    Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

                    11.8.Severability.

    If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

                    11.9.No Reliance.

    No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. The parties hereto assume no liability to any third party because of any reliance on the representations, warranties and agreements of the parties hereto contained in this Agreement. Nothing contained in this Agreement shall be construed as creating a partnership or joint venture or any agency relationship between the parties hereto, or any other relationship other than as provided herein.

                    11.10.Parties in Interest.

    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                    11.11.Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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IN WITNESS WHEREOF, each party hereto has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

GEORGIA-PACIFIC CORPORATION

By: /s/ Danny W. Huff

           Danny W. Huff

Its: Executive Vice President and CFO

WTM I COMPANY

By: /s/ J. P. Causey, Jr.

          J. P. Causey, Jr.

Its: Secretary

CHESAPEAKE CORPORATION

By: /s/ William T. Tolley

           William T. Tolley

Its: Senior Vice President - Finance and CFO

GEORGIA-PACIFIC TISSUE, LLC

By: /s/ Danny W. Huff

          Danny W. Huff

Its: Executive Vice President and CFO